FIRST AMENDMENT

          THIS FIRST AMENDMENT is entered into on this 30th day of December 1999, by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and LILLIAN VERNON CORPORATION, a Delaware corporation ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -

          A. Landlord and Tenant entered into that certain Lease dated August 10, 1998 (the "Lease") for space consisting of approximately 14,905 rentable square feet located at Hughes Airport Center, at 750 Pilot Road, Las Vegas, Nevada (the "Original Premises").

          B. Landlord and Tenant have agreed to expand the Original Premises by the addition of an area containing 4,928 rentable square feet as more specifically depicted on the floor plan attached to this First Amendment as Exhibit "A-1" and incorporated herein by reference (the "Expansion Space").

          NOW THEREFORE, based upon the covenants and promises contained herein and other good and valuable consideration, the parties mutually agree as follows:

          1. Notwithstanding any provision to the contrary contained in the Lease, and subject to the terms and conditions contained herein, Landlord and Tenant agree as follows:

          (a) The Lease Term as defined in Section 1.01(k) of the Lease shall be amended to seventy-four (74) months causing a lease expiration date of March 31, 2005.

          (b) The commencement date for the Expansion Space shall occur on the earlier of (i) the date Tenant commences conducting its business in the Expansion Space, (ii) the date the Work is substantially completed in the Expansion Space (as defined below) or (iii) December 15, 1999, except as delayed pursuant to this First Amendment (the "Expansion Space Commencement Date").

          (c) Landlord will be deemed to have delivered possession of the Expansion Space to Tenant on the Expansion Space Commencement Date, as it may be adjusted pursuant to this First Amendment. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Expansion Space for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Original Premises or Expansion Space except as expressly provided in this First Amendment. If for any reason, Landlord cannot deliver possession of the Expansion Space to Tenant on or before the fixed date component of the Expansion Space Commencement Date, the Lease and this First Amendment will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage.

          In the event the Expansion Space is not substantially completed by July 1, 2000 ("Guaranteed Completion Date"), Tenant shall have the right to terminate this First Amendment by providing Landlord with thirty (30) days prior written notice ("Termination Notice"). If Landlord substantially completes the Expansion Space prior to the lapse of thirty (30) days after Landlord's receipt of the Tenant's Termination

Notice, the Termination Notice shall become void and Tenant shall lose all rights Tenant has to terminate this First Amendment under this Section. The Guaranteed Completion Date shall be extended by one (1) day for each day attributable to (a) an event of Force Majeure or (b) any Tenant Delays.

          Notwithstanding the foregoing, in the event this First Amendment is terminated, Landlord shall, within forty-five (45) days refund to Tenant the Base Rent that has been paid to Landlord in connection with the Expansion Space.

          (d) If, by the fixed date component of the Expansion Space Commencement Date specified above, the Work has not been substantially completed due to any cause other than Landlord's default or "Force Majeure Delays" (as defined below), Landlord shall have no liability, and the Expansion Space Commencement Date shall nonetheless commence as of said fixed date component of the Expansion Space Commencement Date.

          (e) If, however, the Work is not substantially completed by the fixed date specified above due to default on the part of Landlord or Force Majeure Delays, then as Tenant's sole remedy for the delay in Tenant's occupancy of the Expansion Space, the fixed date component of the definition of the Expansion Space Commencement Date shall be delayed for the period of delay in substantial completion of the Work. The Work shall be deemed "substantially completed" when
(i) Landlord has provided reasonable access to the Expansion Space to Tenant,
(ii) Landlord has completed the Work other than punchlist items which do not materially interfere with Tenant's use of the Expansion Space, and (iii) Landlord has obtained a permanent or temporary certificate of occupancy for the Expansion Space (or its equivalent). For purposes of this Section 1 "Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the Work because of delays due to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space within the Hughes Airport Center; fire, earthquake or other acts of God; acts of the public enemy; riot; insurrection; public unrest; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any cause beyond the reasonable control of Landlord.

          (f) Effective as of the Expansion Space Commencement Date and during the Lease Term:

               (i) The term "Premises" shall mean the office/warehouse space outlined on the plan attached to this First Amendment as Exhibit "A", and incorporated herein by reference.

               (ii) The term "Tenant's Rentable Square Feet" shall mean 19,833 square feet.

          (g) Effective as of the Expansion Space Commencement Date and during the Lease Term, the Base Rent for the Premises shall be as follows:

                                       MONTHLY                ANNUAL
                 PERIOD                INSTALLMENT            BASE RENT
                 -------               -----------            ---------
         12/15/99 - 12/31/00:          $21,816.30             $261,795.60
         1/1/01 - 12/31/01:            $24,791.25             $297,495.00
         1/1/02 - 12/31/02:            $25,584.57             $307,014.84
         1/1/03 - 12/31/03:            $26,179.56             $314,154.72
         1/1/04 - 3/31/05:             $26,774.55             $401,618.25

          (h) Effective as of the Expansion Space Commencement Date and during the Lease Term, Tenant's Share shall be thirty-five and fifteen hundredths percent (35.15%).

          (i) Effective as of the Expansion Space Commencement Date and during the Lease Term, Tenant shall be entitled to use an additional thirty-five (35) unreserved uncovered parking spaces at no charge.

          (j) Effective as of the Expansion Space Commencement Date, Exhibit "B" of this First Amendment shall supersede and replace the Exhibit "B" attached to the Lease.

          (k) Tenant's Address as defined in Section 1.01 (s) of the Lease shall be amended to: 2600 International Parkway, Virginia Beach, Virginia 23452-7878,
Attention: Michael Burg, and 1 Theall Road, Rye, New York 10580, Attention: Mr. Larry Blum. With a copy to: 1 Theall Road, Rye New York 10580, Attention: Dick Randall.

     2. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant agree as follows:

          (a) WORK. Subject to subsection 2(f) below, Landlord shall, at Tenant's expense, construct certain improvements on or about the Original Premises and the Expansion Space (the "Work") in accordance with certain plans and specifications referenced on Exhibit "C" attached hereto and incorporated herein by this reference. Tenant hereby approves the plans and specifications referenced on Exhibit "C."

          (b) PRELIMINARY PLANS. If the plans and specifications referenced in Exhibit "C" are final plans and specifications, such final plans and specifications are hereinafter referred to as the "Final Plans," and the remainder of this Section shall be inoperative. If the plans and specifications referenced in Exhibit "C" are preliminary plans, Landlord shall prepare final working drawings and outlined specifications for the Work and submit such plans and specifications to Tenant for its approval as soon as reasonably possible after execution of this First Amendment. Tenant shall approve or disapprove such drawings and specifications within ten (10) days after receipt from Landlord. Tenant shall have the right to disapprove such drawings and specifications only if they materially differ from the plans and specifications attached hereto. If Tenant disapproves such drawings and specifications, Landlord and Tenant shall promptly meet in an attempt to resolve any dispute regarding such drawings and specifications. If the parties are unable to agree upon the final working drawings and specifications for the Work within ten (10) days, Landlord may, at Landlord's option, either (1) terminate this First Amendment upon ten (10) days prior written notice to Tenant, in which case neither Landlord nor Tenant shall have further liability to the other, or (2) submit the matter to conclusive and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association to determine whether Tenant properly disapproved the drawings and specifications, given the standard for disapproval specified in this Section 2. Final working drawings and specifications prepared in accordance with this subsection 2(b) approved by Landlord and Tenant are hereinafter referred to as the "Final Plans."

          (c) COMPLETION OF WORK AND EXPANSION SPACE COMMENCEMENT DATE. Landlord and Tenant agree that the Expansion Space Commencement Date shall be the earlier of the dates set forth in Section 1 of this First Amendment. The Work shall be deemed "substantially completed" in accordance with the definition set forth in
Section 1 of this First Amendment.

          (d) CHANGES. Landlord's obligation to prepare the Expansion Space for Tenant's occupancy is limited to the completion of the Work set forth in the plans and specifications attached hereto as Exhibit "C" or in the Final Plans. Landlord shall not be required to furnish, construct or install any items not shown thereon. If Tenant, however, requests in writing any change, addition or alteration ("Changes") in such plans and specifications or in the construction of the Work, and, if Landlord approves the proposed Changes, Landlord shall notify Tenant of the cost to perform the Changes and Tenant and Landlord shall mutually agree upon the amount to be paid by the Tenant for the Changes and Tenant shall pay such amount to Landlord before Landlord shall perform the Changes. Any delay caused by Tenant's request for any Changes or from the construction of any Changes shall not, in any event, delay the Expansion Space Commencement Date, which shall occur on the date it would have occurred but for such Changes. The Work shall be the property of Landlord and shall remain upon and be surrendered with the Premises (as defined in Section 1 of this First Amendment) upon the expiration of the Lease Term.

          (e) COST OF WORK. As used herein, cost of the Work shall mean all the costs and charges incurred by Landlord to construct the Work, including, without limitation, (i) the actual contractor costs and charges for material and labor, contractor's profit, overhead and general conditions incurred by Landlord in having the Work constructed in accordance with the Final Plans, (ii) Governmental agency plan check, permit and other fees and sales and use taxes,
(iii) testing and inspection costs, (iv) any paint touch-up or repair work necessary to the Premises due to Tenant's move into the Expansion Space, (v) all other costs expended or to be expended by Landlord in the construction of the Work including those costs incurred by Landlord for construction of elements of the Work, which construction was performed by Landlord prior to the execution of this First Amendment by Landlord and Tenant and which construction has been performed for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for such space in the Building for reasons of economics. Examples of such construction would include the extension of mechanical (including heating, ventilating and air conditioning systems) and electrical distribution systems outside of the core area of the Building, wall construction, column enclosures, and painting outside of the core of the Building, ceiling hangar wires and window treatment.

          (f) ALLOWANCE FOR COST OF WORK. In the event the cost of the Work (as defined in subsection 2(e) above) being constructed pursuant to the Final Plans exceeds One Hundred Forty-Seven Thousand Eight Hundred Forty Dollars and No Cents ($147,840.00) (the "Allowance"), Tenant shall pay to Landlord the cost of the Work in excess of the Allowance (the "Excess Cost") as provided herein. The Excess Cost shall be paid to Landlord in cash prior to the commencement of construction of the Work unless otherwise agreed by the parties. Any delay caused by Tenant's failure to timely pay an Excess Cost or any cost Tenant is responsible for paying resulting from Changes shall not, in any event, delay the Expansion Space Commencement Date, which shall occur on the date it would have occurred but for such delay.

          (g) TENANT'S REPRESENTATIVE. Tenant has designated Mike Burg as its sole representative with respect to the matters set forth in this First Amendment, who shall have full authority and responsibility to act on behalf of the Tenant as required in this First Amendment.

          (h) LANDLORD'S REPRESENTATIVE. Landlord has designated Richard Whelan as its sole representative with respect to the matters set forth in this First Amendment, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this First Amendment.

     3. Notwithstanding any provision to the contrary contained in the Lease, Landlord represents and warrants to Tenant, and Tenant represents and warrants to Landlord, that no broker, leasing agent or finder has been engaged in connection with the transaction contemplated by this First Amendment. However, in the event of any claims for brokers' or finders' fees or commissions in connection with this First Amendment, Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed as a result of the execution of this First Amendment and/or the renewal of the Lease due to any action of the indemnifying party.

     4. Except as modified herein, the Lease shall remain in full force and effect.

     5. All capitalized terms not defined herein shall have the same meaning as defined in the Lease.

     IN WITNESS THEREOF, this First Amendment has been executed on the day and year above written.



LANDLORD:                                            TENANT:
---------                                            -------

HOWARD HUGHES PROPERTIES,                            LILLIAN VERNON CORPORATION,
LIMITED PARTNERSHIP, a                               a Delaware corporation
Delaware limited partnership


By its sole general partner:                         By: ______________________
THE HOWARD HUGHES CORPORATION,
A Delaware corporation                       Print Name: ______________________

By:____________________________            Print Title: ______________________

Print Name:____________________

Print Title:___________________

                                   EXHIBIT "A"
                                   -----------
                               TO FIRST AMENDMENT
                               ------------------

                             FLOOR PLAN OF PREMISES
                             ----------------------

                                  EXHIBIT "A-1"
                                  -------------
                               TO FIRST AMENDMENT
                               ------------------
                          FLOOR PLAN OF EXPANSION SPACE
                          -----------------------------

                                   EXHIBIT "B"
                                   -----------
                               TO FIRST AMENDMENT
                               ------------------
                       LEGAL DESCRIPTION OF BUILDING SITE
                       ----------------------------------

                                   EXHIBIT "C"
                                   -----------
                               TO FIRST AMENDMENT
                               ------------------

                            PLANS AND SPECIFICATIONS
                            ------------------------


     The Preliminary Plans are those preliminary space plans as depicted below that were submitted by the Tenant and shall be finalized by JMA Architecture Studios and approved by Tenant.













                                      C-2